JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock of Trump Hotels & Casino Resorts, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: February 13, 1998            CONSECO, INC.



                                    By: /S/ROLLIN M. DICK
                                        -----------------------------
                                        Rollin M. Dick,
                                        Executive Vice President

                                    CIHC, INCORPORATED



                                    By:  /S/WILLIAM T. DEVANNEY, JR.
                                         -----------------------------
                                         William T. Devanney, Jr.,
                                         Senior Vice President

                                    BANKERS LIFE INSURANCE COMPANY OF ILLINOIS



                                    By:  /S/ROLLIN M. DICK
                                        ------------------------------
                                        Rollin M. Dick,
                                        Executive Vice President

                                    BANKERS LIFE AND CASUALTY COMPANY



                                    By:  /S/ROLLIN M. DICK
                                         -----------------------------
                                         Rollin M. Dick,
                                         Executive Vice President